UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2013

MORGAN’S FOODS, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-08395	34-0562210
(State or other jurisdiction of	(Commission	IRS Employer
incorporation or organization)	File Number)	Identification Number)

4829 Galaxy Parkway, Suite S, Cleveland, OH 44128

(Address of principal executive officers) (Zip Code)

Registrant’s telephone number, including area code: (216) 359-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

The Company, on December 9, 2011, entered into a Remodel Agreement (“the Agreement”) with one of its franchisors (“KFC Corporation” or “KFC”). The Agreement is filed as an exhibit to the Company’s Annual Report on Form 10-K filed on May 29, 2012. The Agreement outlines the required image enhancement activities for all of the Company’s KFC and KFC/Taco Bell 2 in 1 restaurant facilities. The First Amendment to the Agreement was executed on June 20, 2012 and served to move one facility from the 2012 calendar year to 2013 and replaced it in 2012 with a different facility that was previously scheduled in 2013, affecting none of the material terms of the Agreement. Also, on November 29, 2012, the Company entered into a Second Amendment to the Agreement with KFC, changing the required remodel dates for certain of its facilities. The Agreement outlines the schedule for remodeling certain restaurants to meet the franchisor’s image requirements through the Company’s 2015 fiscal year and specifies a certain number of remodel activities during each year thereafter through fiscal 2023.

Amendment

On October 22, 2013, the Company entered into a Third Amendment to the Remodel Agreement (“the Amendment”) with KFC Corporation, clarifying the status of certain restaurants to be closed under the agreement. The Company is now required to complete the remodeling or relocation of two facilities in calendar 2013, which have been completed, and four facilities in calendar 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Morgan’s Foods, Inc.

Dated: October 28, 2013	By:	/s/ Kenneth L. Hignett
Kenneth L. Hignett
Executive Vice President,
Chief Financial Officer & Secretary